UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 10, 2004

Desert Capital REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-111643	20-0495883

(Commission File Number)	(IRS Employer Identification No.)

2357 Renaissance Drive, Suite A, Las Vegas, Nevada	89119

(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855

(Registrant’s Telephone Number, Including Area Code)

NONE.

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Unit Purchase Agreement dated November 10, 2004

Item 1.01 Entry into a Material Definitive Agreement.

Desert Capital REIT, Inc. (the “Company”), Desert Capital TRS, Inc. (“TRS”) and Second James Corporation (“Second James”) entered into an agreement on November 10, 2004 pursuant to which the Company will acquire Consolidated Mortgage Corporation (“Consolidated Mortgage”). The transaction is structured as an installment sale pursuant to which the Company will acquire the outstanding equity securities of Consolidated Mortgage over time so as to comply with applicable Internal Revenue Code provisions. The initial closing of 25% of the outstanding equity of Consolidated Mortgage is expected to occur within the next 30 days, following the receipt by the Company of certain regulatory approvals from the State of Nevada. The Company expects to acquire all of the outstanding equity securities of Consolidated Mortgage by the end of the third quarter 2005. The purchase price to be paid by the Company for Consolidated Mortgage consists of $9 million in cash and 450,000 shares of the Company’s common stock. The Company and Consolidated Mortgage previously entered into a Strategic Alliance Agreement pursuant to which the Company had the right of first offer to provide financing for all or any portion of each loan Consolidated Mortgage identified. For additional information, reference is made to the Unit Purchase Agreement dated November 10, 2004 among the Company, TRS and Second James, which is incorporated by reference herein as Exhibit 2.1 to this Form 8-K. The foregoing description is qualified in its entirety by reference to the Unit Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

2.1	Unit Purchase Agreement dated November 10, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004

DESERT CAPITAL REIT, INC.
By:	/s/ Todd B. Parriott
Todd B. Parriott
Chief Executive Officer